PROSPECTUS SUPPLEMENT

to Prospectus Supplement dated October 22, 1999 (to Prospectus dated September 10, 1999)

                           $185,965,000 (APPROXIMATE)

               NEW CENTURY HOME EQUITY LOAN TRUST, SERIES 1999-NCC
                     ASSET BACKED PASS-THROUGH CERTIFICATES

                      NEW CENTURY MORTGAGE SECURITIES, INC.
                                    DEPOSITOR

                            LITTON LOAN SERVICING LP
                                    SERVICER

Notwithstanding the definition of Stepdown Date appearing on page S-59, the definition of Stepdown Date is as follows:

STEPDOWN DATE:  The Stepdown Date is the earlier to occur of:

     (i) the later to occur of:

         o    the distribution date occurring in November 2002 and

         o the first distribution date on which the Credit Enhancement Percentage, calculated for this purpose only after taking into account distributions of principal on the mortgage loans, but prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the distribution date, is greater than or equal to approximately 44.65%;
and

     (ii) the first distribution date on which the Certificate Principal Balance of the Class A Certificates has been reduced to zero.


                            DEUTSCHE BANC ALEX. BROWN

           The date of this Prospectus Supplement is October 28, 1999.